UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

Elite Health Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26575	52-1842411
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1131 W 6th Street Ontario, CA	91762
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
(949) 249-1170

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Share Exchange Agreement

On September 26, 2025, Elite Health Systems Inc. (the “Company”) entered into a Share Exchange Agreement (“Exchange Agreement”) with Physician Support Systems, Inc. (“PSS”) and Dr. Prasad Jeereddi, Dr. Praveena Jeereddi, and Chenjie Bao Reever, the stockholders of PSS (collectively, the “PSS Selling Stockholders”) whereby the Company will acquire 100% of the outstanding capital stock of PSS from the PSS Selling Stockholders in exchange for 3,158,000 shares of the Company’s common stock (the “PSS Transaction”). Dr. Prasad Jeereddi, the Company’s Chief Executive Officer, owns 46% of PSS and Dr. Praveena Jeereddi, Dr. Prasad Jeereddi’s daughter, owns 44% of PSS.

The PSS Transaction is subject to and contingent on a number of factors including: (i) the approval of the Exchange Agreement by the Company stockholders ; (ii) the approval of the amendment to the Company’s Certificate of Incorporation to increase the aggregate number of shares of common stock that are authorized and available for issuance by the Company; (iii) the satisfaction of certain closing conditions and deliverables, including the issuance of shares of the Company’s common stock and secretary certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2025

Elite Health Systems Inc.

	By:	/s/ Prasad Jeereddi
	Name:	Prasad Jeereddi
	Title:	Chairman and CEO

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